UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

June 9, 2003
Date of Report (Date of earliest event reported)

FEI COMPANY
(Exact name of registrant as specified in its charter)

Oregon	000-22780	93-0621989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7451 NW Evergreen Parkway, Hillsboro, Oregon 97124
(Address of principal executive offices, including zip code)

(503) 640-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.  Other Events

On June 9, 2003, FEI issued a press release announcing the offering of $150 million aggregate principal amount of its zero coupon convertible subordinated notes due June 2023 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”) and Regulation S under the Securities Act (the “Notes”).  A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in its entirety.

                On June 10, 2003, FEI issued a press release announcing the pricing of the Notes. A copy of the press release is attached as Exhibit 99.2 and is hereby incorporated by reference in its entirety.

Item 7.  Financial Statements and Exhibits

99.1	Press Release of FEI Company, issued on June 9, 2003

99.2	Press Release of FEI Company, issued on June 10, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

	/s/	Bradley J. Thies
Bradley J. Thies
Vice President, General Counsel and Secretary

Date: June 10, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of FEI Company, issued on June 9, 2003

99.2	Press Release of FEI Company, issued on June 10, 2003